Exhibit 10.8 Stock Option Agreement 3/18/04

STOCK OPTION AGREEMENT

THIS STOCK OPTION is granted and effective as of March 18, 2004 (the "DATE OF GRANT"), by ENERGENX, INC., a Nevada Corporation (the “OPTIONOR" or “ENERGENX”), and this STOCK OPTION AGREEMENT (the "AGREEMENT") is executed, effective as of the DATE OF GRANT, by and between the OPTIONOR and Marvin Redenius, (the "OPTIONEE")

RECITALS

A.

OPTIONOR is desirous to grant this OPTION as a consideration and inducement to OPTIONEE for providing $500,000 of equity capital related to the purchase of Common Stock of ENERGENX.  The OPTIONOR has designated the OPTIONEE to receive a Stock Option pursuant to certain terms and conditions outline below.

NOW, THEREFORE, THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:

1.

Number of Shares Subject to Option and Option Price

The OPTIONOR hereby grants to the OPTIONEE a Stock Option (The "OPTION") to acquire from the OPTIONOR a total of Two Million Four Hundred Thousand (2,400,000) Shares of the $.001 par value Common Stock of ENERGENX, Inc., a Nevada corporation, at the exercise price of $.20833 per share during the first Six (6) months of the Agreement and increasing to $.40 per share during the second Six (6) months of the Agreement (the "OPTION PRICE").  The OPTION shall be subject to all of the terms and conditions contained herein.  The OPTIONEE, concurrent with the executions of this Option Agreement will pay a non-refundable deposit in the amount of One Thousand ($1,000) Dollars to the OPTIONOR.  Said deposit will apply to the purchase of the shares at such time as the OPTIONOR exercises this OPTION.  In the event the OPTION is not exercised, OPTIONOR will retain said deposit as liquidated damages.

2.

Terms of the Option

The OPTION shall be subject to the following terms and conditions:

2.1

The OPTION to purchase Two Million Four Hundred Thousand (2,400,000) shares of common stock of ENERGENX shall be able to be exercised in all or in part.

a.

Upon execution of this Option Agreement, OPTIONOR agrees to deliver, within five (5) business days a total of Two Million Four Hundred Thousand (2,400,000) shares of common stock of ENERGENX to Thomas G. Walsh, Esq. ("ESCROW AGENT"), of Spokane, Washington. ESCROW AGENT shall hold the certificate(s) until such time as this OPTION is exercised or the OPTION terminates pursuant to the terms of this Option Agreement.  This OPTION is granted to OPTIONOR as a consideration for capital invested into ENERGENX.  All or a portion of this stock purchase option agreement may be exercised by the OPTIONEE, by the delivery of a cashiers check or certified funds wired to the ESCROW AGENT account of the ESCROW AGENT.  The net funds received by ESCROW AGENT will be divided by $.20833 or $.40 depending on the date of exercise and this will represent the number of options being exercised by the OPTIONEE and this number of shares will be delivered to OPTIONEE, pursuant to the receipt on an Investment Letter, a Stock Subscription Agreement and the submission of a written Notice of Intent to Exercise an Option, attached hereto as Exhibit "A".  All funds in the form of the initial deposit paid to the OPTIONOR by the OPTIONEE will be credited toward the exercise of the Option on the same basis of $.20833 or $.40 per share depending on the date of exercise.

b.

This OPTION shall consist of Part 1 and Part 2, with Two (2) different and separate terms.  Part 1 of the OPTION will be for a term of One Hundred Eighty (180) days and the Part 2 will be for a term of an additional One Hundred Eighty (180) days from the date of this Agreement.

2.2

The OPTION shall vest and thereby become exercisable subject to the events specified in Section 2.1 (b) above.

2.3

The OPTION may, subject to any limitations set forth in this Agreement, be exercised at any time and from time to time, subject to the terms, conditions and events specified in Section 2.1 (b) above.

2.4

The OPTION must be exercised, if at all, as to a whole number of shares.

2.5

Any shares of Common Stock of ENERGENX purchased pursuant exercise of a portion of the OPTION, from the OPTIONOR, shall not be subject to repurchase by the OPTIONOR or ENERGENX.

2.6

The term of this OPTION will be divided into Two (2) terms and into Two (2) parts.  Part 1 will have a term of One Hundred Eighty (180) days from the date of this agreement and Part 2 will be an extension and have a term of One Hundred Eighty (180) days.

2.7

The OPTION to purchase up to a total of Two Million Four Hundred Thousand (2,400,000) shares of common stock of ENERGENX from the OPTIONOR, or any portion of the OPTION not previously exercised, may not be canceled if the terms and conditions of this Agreement are met.

3.

Limitations on Exercisability of the Option

The exercise of the OPTION hereby granted, shall be subject to all of the terms and conditions of this Agreement, including, without limitation, the provisions relating to termination of the OPTION in the event of the demise, the disability or the provisions relating to adjustments to and/or cancellation of the OPTION as specified in this Agreement.

4.

Exercise of the Option

The OPTION shall be exercised by: (a) delivering to the OPTIONOR a written notice in the form of the document attached hereto as Exhibit "A", specifying the number of shares of Common Stock for which exercise is made and the option price or prices applicable thereto, (b) tendering full payment of the Option Price for the shares for which exercise is made (and any payment with respect to withholding requested by the OPTIONOR pursuant to Section 13 below, (c) if required by ESCROW AGENT, at the OPTIONEE'S expense, a legal opinion letter, satisfactory in form and substance to the ESCROW AGENT, to the effect that the exercise of the OPTION by the OPTIONEE and the acquisition of the shares of the ENERGENX'S Common Stock from the OPTIONOR, pursuant thereto may be effected without registration of such stock under the Securities Act of 1933, as amended (the "1933 Act"), or any applicable state securities laws

Within Five (5) business days after the OPTION is exercised and funds are received in the bank account of the ESCROW AGENT or the amount of the deposit(s) equals the exercise price as a credit, a certificate for the shares of Common Stock for which exercise of the OPTION was made, shall be delivered to the OPTIONEE.  Unless the OPTION has expired or a portion of the OPTION has not been exercised in full, the OPTIONOR agrees to deliver to the OPTIONEE and ESCROW AGENT, a new Stock Option document covering the balance of the shares of Common Stock covered by the OPTION for which exercise has not been made.  The OPTIONOR and the OPTIONEE agree to execute a new Stock Option Agreement, each of such documents to be upon terms and conditions identical to those of this OPTION and Agreement (except as to the number of shares of Common Stock subject thereto).  In lieu of surrendering this OPTION and Agreement after the entire Two Million Four Hundred Thousand (2,400,000) shares have been exercised, the OPTIONOR, in the case of a partial exercise of the OPTION, an appropriate notation, initialed by the OPTIONOR and the OPTIONEE, may be affixed hereto.

5.

Transferability of the Option

The OPTION shall be transferable or exercisable by any person other than the OPTIONEE, without prior written approval of the OPTIONOR.

6.

Warranties and Representations of the Optionee

By executing this Agreement, the OPTIONEE accepts the OPTION and represents and warrants to the OPTIONOR and covenants and agrees with the OPTIONOR as follows:

6.1

The OPTIONEE agrees to abide by all of the terms and conditions of the OPTION and this Agreement.

6.2

The OPTIONEE recognizes, agrees and acknowledges that no registration statement under the 1933 Act, or under any state securities laws, has been or will be filed with respect to the OPTION or any shares of Common Stock acquired upon exercise of this OPTION.  These shares of ENERGENX being issued and transferred to OPTIONEE pursuant to the exercise of the Stock OPTION, by ENERGENX, are being done pursuant to available exemptions.  These shares are deemed to be restricted, non-transferable and non-saleable.

6.3

The OPTIONEE agrees not to sell, transfer or otherwise dispose of the any shares of Common Stock of ENERGENX acquired upon exercise of the OPTION, except as specifically permitted by exemptions available, the filing of a registration statement and any applicable state and federal securities laws.

7.

Indemnification by the Optionee

The OPTIONEE agrees to indemnify the OPTIONOR, hold OPTIONOR harmless from and against any loss, claim or liability, including attorney's fees or other legal expenses incurred in the defense thereof, incurred by the OPTIONOR, as a result of any breach by the OPTIONEE of, or any inaccuracy in, any representation, warranty, covenant or other provision contained in this OPTION.

8.

Access to Information

The OPTIONOR agrees to make available to the OPTIONEE upon written request, such information regarding ENERGENX that has in the past or is from time to time hereafter made generally available to its shareholders, prospective shareholders or at some future date on file with the Securities Exchange Commission.

9.

No Right to Employment

Nothing herein shall confer upon the OPTIONEE the right to employment of the OPTIONOR or ENERGENX, nor affect any right, which ENERGENX or the OPTIONOR may now or hereafter have to terminate the OPTIONOR as a consultant and advisor to ENERGENX.

10.

Rights as Shareholder

The OPTIONEE shall have no rights as a shareholder of ENERGENX on account of the OPTION nor on account of shares of Common Stock of the ENERGENX, which will be acquired upon exercise of the OPTION (but with respect to which no certificates have been delivered to the OPTIONEE).

11.

Tax Withholding

If, in connection with the exercise of the OPTION or any sale, transfer or other disposition of any of the shares of Common Stock of ENERGENX acquired from the OPTIONOR upon exercise of the OPTION, the OPTIONOR may be required by applicable federal, state or local law to withhold any amount on account of income or similar taxes, the OPTIONEE agrees to pay to the OPTIONOR upon request the amount required to be withheld.

12.

Further Assurances

The OPTIONEE agrees from time to time to execute such additional documents as the OPTIONOR may reasonably require in order to effectuate the purposes of the this Agreement.

13.

Binding Effect

This Agreement shall be binding upon the OPTIONEE and his or her heirs, successors and assigns, including any Qualified Successor in interest of the OPTIONEE.

14.

Entire Agreement; Modifications

This OPTION and Agreement constitutes the entire agreement and understanding between the OPTIONOR and the OPTIONEE regarding the subject matter hereof.  No waivers, alterations or modifications of the OPTION or this Agreement shall be valid unless in writing and duly executed by the party against whom enforcement of such waiver, alteration or modification is sought.  The failure of any party to enforce any of its rights against the other party for breach of any of the terms of the OPTION or this Agreement shall not be construed a waiver of such rights as to any continued or subsequent breach.

15.

Governing Law

The laws of the State of Nevada shall govern the OPTION and this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

"OPTIONEE"

"OPTIONOR"

By:___________________

By:________________________                    Marvin Redenius

ENERGENX, INC.

Gary Bedini, President

EXHIBIT A

NOTICE OF INTENT TO EXERCISE STOCK OPTION

MARVIN REDENIUS

STOCK OPTION AGREEMENT

To:

Energenx, Inc

5540 Seltice Way, Suite B

Post Falls, Idaho 83854

Thomas G. Walsh, Esq.

516 West Sprague Street

Spokane, Washington 99201

Please be advised that the undersigned hereby exercises the OPTION to purchase shares of the $.001 par value Common Stock of ENERGENX, Inc., granted to the undersigned pursuant to the terms of a Stock Option Agreement (the "Agreement") dated March ____, 2004.

I/We hereby elect to purchase __________ shares of restricted Common Stock of ENERGENX, INC. (the "Shares"), at $.____ per share, pursuant to the terms and conditions of the OPTION Agreement.  Prior deposits to be credited, certified check or wire transfer in the amount of _________________________ ($__________) dollars, the aggregate OPTION price for _________________ shares for which exercise is hereby made, accompanies this notice.

The undersigned acknowledges that the Shares have not been registered under the Securities Act of 1933 or the securities laws of any state, and therefore, the ability of the undersigned to sell or otherwise dispose of the Shares will be subject to the terms and conditions specified under available exemptions pursuant to either Rule 144 or Rule 144(k) of the Securities Act of 1933 or the filing of a registration statement by ENERGENX, Inc. or its successor in interest.

Date: ______________  ______, 200____.

Marvin Redenius, OPTIONEE

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